Exhibit 10.1
AMENDMENT NO. 1 TO
SENIOR CONVERTIBLE NOTE

This Amendment No. 1 to that certain Senior Convertible Note (this "First Amendment"), is made and entered this 29th day of September, 2017 by and between KonaRed Corporation, a Nevada corporation (the "Company"), and VDF FutureCeuticals, Inc., an Illinois corporation (the "Holder", together with the Company, the "Parties").

WHEREAS, heretofore the Company issued to the Holder the Senior Convertible Note, dated as of January 28, 2014 (the "Note");

WHEREAS, pursuant to Section 12 of the Note, the Note may only be amended, supplemented or modified pursuant to a writing signed by the Company and the Holder; and

WHEREAS, the Parties wish to amend the Note to reflect the changes set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1.	Amendment and Additional Terms. The Parties hereby agree to amend certain terms of the Note as follows:
a.	The definition of Principal in Section 25(gg) of the Note shall be amended and restated in its entirety as follows:
i.	"(gg) 'Principal' means an amount equal to $916,457."
b.	Section 3(b)(ii) of the Note shall be amended and restated in its entirety as follows:
i.	"(ii) 'Conversion Price' means as of any Conversion Date, U.S.$0.07."
2.
Share Conversion.  In accordance with the terms and conditions of this First Amendment, the Company hereby agrees to consummate the Share Conversion of the Note as of the date hereof (the "Final Share Conversion").

3.
Cancellation of the Note.  Pursuant to Section 21 of the Note, upon completion of the Final Share Conversion and delivery to the Holder of the 13,092,242 shares of the Company common stock to be issued pursuant to the Final Share Conversion, the Note shall be deemed cancelled.

4.
Pledge and Security Agreement.  The Parties acknowledge that upon the cancellation of the Note, the Pledge and Security Agreement, dated as of January 28, 2014, by and between the Holder and the Company shall terminate in accordance with its terms.

5.	Definitions. Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed thereto in the Note.

6.
Effect of First Amendment. This First Amendment is hereby incorporated into and made a part of the Note. Except as otherwise expressly provided herein, all of the terms and conditions of the Note shall remain in full force and effect without modification. Sections 15-23 of the Note are incorporated herein by reference and shall apply mutatis mutandis to the terms and conditions of this First Amendment and to each of the Parties.  From and after the date of this First Amendment, references in the Note to the "Note" or any provision thereof shall be deemed to refer to the Note or such provision as amended hereby unless the context otherwise requires, and references in the Note to the "date hereof" shall be deemed to refer to the original date of the Note.  References in this First Amendment to "the date hereof" refer to the date set forth in the preamble to this First Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this First Amendment to be executed on the date first written above by their respective duly authorized officers.

KONARED CORPORATION

By:	/s/ Kyle Redfield
Name: Kyle Redfield
Title: Chief Executive Officer

VDF FUTURECEUTICALS, INC.

By:	/s/ J. Randal Wexler
Name: J. Randal Wexler
Title: Vice President and General Counsel